Exhibit 10.2.2
Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) by and between nCino OpCo, Inc. (“nCino”) and Live Oak Bank (“Subscriber”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

In exchange for the consideration detailed herein, and other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1.Subscriber hereby purchases access and use rights for the additional Subscription Services set forth in Exhibit A below (the “Additional Subscription Services”) commencing on the Amendment Effective Date. Accordingly: (i) Attachment A to the Agreement shall be amended to include the Additional Subscription Services set forth in Exhibit A below effective as of the Amendment Effective Date, and (ii) the Additional Subscription Services will activate in Subscriber’s Org ID 00D3k000000uAXY as soon as practicable following the Amendment Effective Date. The initial invoice for the Additional Subscription Services will be issued as of the date the Additional Subscription Services are activated, pro-rated for the initial year of activation, as applicable. Thereafter, Subscriber will be invoiced the full annual amount of the Fees for the Additional Subscription Services on each annual invoice date for the remainder of the Term of the Agreement. The term for the Additional Subscription Services will run co-terminously with the Term of Subscriber’s Org ID00D3k000000uAXY. Any Fees in Subscriber’s Org ID 00D3k000000uAXY that are billed to Subscriber based on a percentage of the Total Annual Subscription Fees will be amended accordingly to cover the cost of the Additional Subscription Services.
Exhibit A

Product(s)*	Features	Quantity	Price	Annual Subscription Fees
nCino Premium Seat FSC	•Salesforce CRM Enterprise Edition •Loan Origination •Portfolio Management •Dashboards & Reports •Workflow •Document Generation Engine (Forms) •Document Management •Premium User •Salesforce Financial Services Cloud	15 Operator(s)	$145/Operator/Month	$26,100
*The specific features, functionality and limitations of the Products are set forth in the Documentation. The Subscription Services include a specific amount of data and file storage capacity. Additional storage capacity can be purchased if needed.

2. Subscriber wishes to transfer fifteen (15) Premium Operators from Org ID 00DG0000000h5Do to Org ID 00D3k000000uAXY (the “Transferred Subscription Services”). The transfer of the Transferred Subscription Services shall occur as soon as practicable following the Amendment

Effective Date (the actual date of transfer, the “Transfer Date”). Accordingly, commencing on the Transfer Date: (i) Attachment A to the Agreement will be amended to reflect the transfer of the Transferred Subscription Services into Subscriber’s Org ID 00D3k000000uAXY, and (ii) Subscriber will have access to the Transferred Subscription Services in Subscriber’s Org ID 00D3k000000uAXY. Any Fees in Subscriber’s Org ID 00D3k000000uAXY that are billed to Subscriber based on a percentage of the Total Annual Subscription Fees will be amended accordingly to cover the cost of the Transferred Subscription Services. Subscriber agrees and acknowledges that a single user subscription cannot access more than one org (i.e. if a Subscriber employee requires access to both the Org ID 00DG0000000h5Do and the Org ID 00D3k000000uAXY, two (2) user subscriptions will be required).

3.Subscriber wishes to make changes to the Subscription Services as set forth in Exhibit B below, which are to reduce certain Subscription Services (the “Reduced Subscription Services”) and purchase access and use rights for additional Subscription Services (the “Additional Subscription Services”, and collectively with the Reduced Subscription Services, the “Amended Subscription Services”). Accordingly, commencing as soon as practical following the Transfer Date: (i) Attachment A to the Agreement shall be amended to reflect the Amended Subscription Services as set forth in Exhibit B, and (ii) Subscriber will (a) no longer have access to the Reduced Subscription Services, and (b) have access to the Additional Subscription Services in Subscriber’s Org ID 00D3k000000uAXY as soon as practicable following the Transfer Date. The initial invoice for the Additional Subscription Services will be issued as of the date the Additional Subscription Services are activated, pro-rated for the initial year of activation, as applicable. Thereafter, Subscriber will be invoiced the full annual amount of the Fees for the Additional Subscription Services on each annual invoice date for the remainder of the Term of the Agreement. The term for the Additional Subscription Services will run co-terminously with the Term of the Agreement. Any Fees in Subscriber’s Org ID 00D3k000000uAXY that are billed to Subscriber based on a percentage of the Total Annual Subscription Fees will be amended to cover the cost of the Additional Subscription Services.
Exhibit B
    The Subscription Services in Subscriber’s Org ID 00D3k000000uAXY are hereby amended as follows:

Product	Quantity	Price	Annual Subscription Fees
nCino Premium Seat	-15 Operator(s)	-$130/Operator/Month	-$23,400
nCino Premium Seat FSC	15 Operator(s)	$145/Operator/Month	$26,100

4.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ Charles Ragland	Signature: /s/ Renato Derraik
Name: Charles Ragland	Name: Renato Derraik
Title: Global Sales Operations	Title: Chief Inf. And Digital Officer
Date: 6/5/2023	Date: 6/5/2023